Exhibit 10.2
AMENDMENT NO. 3
TO SECOND AMENDED AND RESTATED NANTOMICS EXCLUSIVE RESELLER AGREEMENT

This Amendment No. 3 (the "Amendment") is made as of December 31, 2020 (the “Amendment Effective Date”), by and between NantHealth, Inc. (“NantHealth”) and NantOmics, LLC (“NantOmics”).

RECITALS

    Whereas, NantHealth and NantOmics are parties to that certain Second Amended and Restated NantOmics Exclusive Reseller Agreement, effective as of June 19, 2015, as amended (the “Agreement”);
Whereas, NantHealth and NantOmics wish to amend and clarify certain terms of the Agreement.

Now, Therefore, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, agree as follows:

AGREEMENT

The Agreement is hereby amended as follows:

1.    Notwithstanding the notice period set forth in Section 13.2(d) of the Agreement, the parties hereby agree that the Agreement shall automatically renew at the end of the Initial Term for the Non-Exclusive Renewal Term, as defined and further described in Section 13.2(d) of the Agreement.

2.    The Parties acknowledge and agree that that the Annual Minimum under the Agreement is hereby waived for the 2020 calendar year and shall not apply during the Non-Exclusive Renewal Term.

3.    Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. Except as otherwise modified or defined herein, all capitalized terms in this Amendment have the same meanings as set forth in the Agreement. If there is conflict between this amendment and the Agreement or any earlier amendment, the terms of this Amendment will prevail.

IN WITNESS HEREOF, the parties have agreed and fully executed this Amendment.

NantHealth, Inc.                    NantOmics, LLC

By: /s/ Bob Petrou             By: /s/ Charles Kim

Name: Bob Petrou                    Name: Charles Kim

Title: Chief Financial Officer                Title: General Counsel